Exhibit 99.1

Q THERAPEUTICS, INC.

ACTION BY WRITTEN CONSENT

OF STOCKHOLDERS

Effective as of December 15, 2014

The undersigned holders of outstanding shares of Q Therapeutics, Inc., a Delaware corporation (the “Corporation”), collectively holding not less than the minimum number of votes that would be necessary to authorize or take the following action at a meeting at which all outstanding shares of the Corporation entitled to vote thereon were present and voted, hereby adopt and approve the following resolution, in accordance with the requirements of the Delaware General Corporation Law, and as permitted by the Bylaws of the Corporation:

Approval of Increase in Shares Reserved for Issuance Under Plan

RESOLVED: That the undersigned stockholders hereby approves the action taken by the Corporation’s Board of Directors to increase by 6,250,000 the number of shares of the Corporation’s Common Stock reserved for issuance pursuant to the Corporation’s 2011 Equity Incentive Compensation Plan.

The undersigned direct that this Consent be filed with the minutes of the proceedings of the directors and stockholders of this Corporation. This Consent may be executed in any number of counterparts. This Consent may be executed by facsimile, or other electronic means, and upon such execution shall have the same force and effect as an original.

This Consent is executed to be effective as of December 15, 2014.

STOCKHOLDER:

Name:

Authorized Signature:

# of Shares: